UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2008
COMMUNITY FIRST, INC.
(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

501 South James M. Campbell Blvd.
Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)
(931) 380-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 30, 2008, Community First, Inc., a Tennessee corporation (the “Company”), entered into a Business Loan Agreement (the “Loan Agreement”) with Tennessee Commerce Bank (the “Lender”) and executed a Promissory Note in the principal amount of $2,000,000 (the “Promissory Note”), pursuant to which the Company borrowed $2,000,000 from the Lender (the “Loan”) on December 31, 2008. Purusant to the terms of the Promissory Note, the Company must repay the full principal amount plus interest on June 30, 2009, but may repay the Loan in full prior to that date without penalty. Borrowings under the Loan Agreement bear interest at a variable rate equal to the prime rate as published in the Money Rate Section of the Wall Street Journal (or if a range of rates is published, the highest rate within the published range); provided that in no instance may the interest rate be less than 5.00%.
     The Loan Agreement contains customary representations, warranties and affirmative covenants as well as certain restrictions on the Company’s activities during the term of the Loan, including, among other things, limitations on (i) the Company’s ability to incur additional indebtedness other than trade debt incurred in the ordinary course of business; (ii) the Company’s ability to engage in business activities that are substantially different than those in which the Company is engaged at the time of signing the Loan Agreement; (iii) the Company’s ability to cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity; and (iv) the Company’s ability to pay dividends (other than stock dividends) on the Company’s stock. The terms of the Loan Agreement also prohibit the Company from allowing certain liens to be placed on the Company’s assets.
     Each of the Loan Agreement and Promissory Note also contains customary events of default including:
•	payment defaults;

•	bankruptcy or insolvency of the Company;

•	failure by the Company to perform any covenant in the Loan Agreement or any other agreement between the Company and the Lender;

•	default by the Company under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of the Company’s property or the Company’s ability to repay the Loan or perform any of its obligations under the Loan Agreement;

•	a change in ownership of twenty-five percent (25%) or more of the common stock of the Company;

•	a material adverse change in the Company’s financial condition or the Lender believes the prospect of payment or performance of the Loan or the Promissory Note is impaired; and

•	the Lender in good faith believes itself insecure.
     In the event that an “event of default” occurs, all commitments and obligations of the Lender will terminate and, at the Lender’s option (other than in the case of the Company’s insolvency in which case such acceleration shall be automatic), all indebtedness under the Loan Agreement will immediately become due and payable.
     The foregoing description of the Loan Agreement and Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and Promissory Note, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein in their entirety by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
     The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 30, 2008, the Company’s board of directors approved amendments to the Community First Bank and Trust Supplemental Executive Retirement Plan (the “SERP”) and the Community First Bank and Trust 2006 Management Incentive Compensation Plan (the “MIP” and together with the SERP, the “Plans”). The amendments to the Plans make certain technical corrections which are designed to bring the Plans into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
     The amendments to the SERP include the addition of the defined term “Specified Employee;” the addition of clarifying language to the effect that the payment of any benefits under the SERP shall be made in accordance with Section 409A; and the addition of a provision providing that an employee will be deemed to have terminated his or her employment or separated from service when the employee has a “separation from service” as determined in accordance with the regulations promulgated by the United States Treasury under Section 409A.
     The amendments to the MIP include the addition of a provision requiring that awards under the MIP be paid out between January 1 and March 15 following completion of the incentive compensation year for which the award is paid. The MIP was also amended to eliminate the ability of an employee to defer payment of any award under the MIP.
     The foregoing description of the amendments to the Plans does not purport to be complete and is qualified in its entirety by reference to the amendment to the SERP and the amendment to the MIP, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein in their entirety by this reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Loan Agreement by and between Community First, Inc. and Tennessee Commerce Bank, dated December 30, 2008.

10.2	Promissory Note of Community First, Inc. dated December 30, 2008.

10.3	First Amendment to Community First Bank and Trust Supplemental Executive Retirement Plan.

10.4	First Amendment to Community First Bank and Trust 2006 Management Incentive Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Dianne Scroggins
Dianne Scroggins
Chief Financial Officer

Date: January 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement by and between Community First, Inc. and Tennessee Commerce Bank, dated December 30, 2008.

10.2	Promissory Note of Community First, Inc. dated December 30, 2008.

10.3	First Amendment to Community First Bank and Trust Supplemental Executive Retirement Plan.

10.4	First Amendment to Community First Bank and Trust 2006 Management Incentive Compensation Plan.